Exhibit 3.14

THE COMPANIES ACT 2001 CONSTITUTION OF Flextronics Sales and Marketing Consumer Digital Ltd. A PRIVATE COMPANY LIMITED BY SHARES

CONTENTS 1. Name 2. Objects 3. Liability 4. Capital 5. Alteration of Constitution 6. Type of Company 7. Second Schedule to apply 8. Private Company 9. Registered Office 10. Balance Sheet Date 11. Directors 11.1 Number 11.2 Qualification 11.3 Appointment 11.4 Alternate Directors 12. Powers and Duties of Directors 12.1 Borrowing Powers 12.2 Overseas Seal and Branch Registers 12.3 Common Seal 12.4 Management of Company 12.5 Directors to cause Minutes to be kept 12.6 Indemnity 12.7 Meetings of the Board of Directors 12.8 Teleconference meeting of Directors Power to meet by telephone 12.9 Resolutions in Writing 13. Secretary 13.1 Appointment 13.2 Restriction

13.3 Joint Secretaries 13.4 Removal 14. Dividends and Reserves 14.1 Declaration of Dividends 14.2 Computation of Profits 14.3 Interim Dividends 14.4 Entitlement to Dividends 14.5 Reserves 14.6 Notice of Dividends 14.7 Interest on Dividends 15. Share Certificates 16. Authentication of Documents 16.1 Power to authenticate documents 16.2 Certified copies of resolution of the Directors 17. Notices 18. Pre-emptive Rights 19. Declaration

1 Constitution of Flextronics Sales and Marketing Consumer Digital Ltd. a private company limited by shares The regulations contained in/or made applicable in the Companies Act 2001 and in particular in the Second, Fourth, Fifth, Seventh and Eighth Schedules to the Companies Act 2001 (the “Act”) shall, except as hereinafter provided, and so far as the same are not inconsistent with the provisions of this Constitution and with the provisions of the Financial Services Act 2007, apply to the Company. 1. NAME The Name of the Company is Flextronics Sales and Marketing Consumer Digital Ltd. 2. OBJECTS The objects of the Company are: 2.1 To carry out any business activities which are not prohibited under the Laws of Mauritius and the laws of the countries where the Company is transacting business and to do all such things as are incidental or conductive to the attainment of the above objects. The Company shall conduct global business as per the terms and conditions of the licence issued by the Financial Services Commission. 3. LIABILITY The liability of the Members is limited. 4. CAPITAL 4.1 The Board is authorised to issue shares at any time to any person and in any number as it thinks fit pursuant to Section 52 of the Companies Act 2001. 4.2 The Company may from time to time increase or reduce its capital to issue any shares in the original or increased or reduced capital with such preferred or deferred qualified or other special rights or restrictions whether in regard to voting, dividend, return of capital or otherwise as the Company may determine subject always to the Companies Act 2001. 5. ALTERATION OF CONSTITUTION The Company may in accordance with the Companies Act 2001 alter all its Constitution or any provision of them by special resolution of the Members only in accordance with Section 44(2) of the Companies Act 2001. 6. TYPE OF COMPANY The Company is a private company. 7. SECOND SCHEDULE TO APPLY The regulations contained in/or made applicable by Second Schedule to the Companies Act 2001 shall, except as hereinafter provided, and so far as the same are not inconsistent with the provisions of this Constitution and with the provisions of the Financial Services Act 2007, apply to the Company.

2 8. PRIVATE COMPANY The Company is a PRIVATE COMPANY, consequently the number of Members shall not exceed twenty five; no account shall be taken of persons who are Members under a scheme for employee participation for the purposes of determining such number, as provided by Section 270 (a) of the Companies Act 2001. 9. REGISTERED OFFICE The Registered Office of the Company will be at C/O Intercontinental Trust Limited, Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius or in such other place as the Board of Directors may from time to time determine. 10. BALANCE SHEET DATE The Balance Sheet Date shall be 31 March of each year. 11. DIRECTORS 11.1 Number Subject to any subsequent amendment to change the number of Directors, the number of Directors shall not be less than three. The quorum for all board meetings shall be three. 11.2 Qualification No Director shall be required to hold shares in the Company to qualify him for an appointment. 11.3 Appointment 11.3.1 The Directors of the Company shall be appointed by the Company in general meetings or at meetings of the Board of Directors. 11.3.2 Pending the appointment of the other Directors in accordance with provision 11.3.1, the Directors of the Company shall be: NAMES ADDRESSES Manny Marimuthu No. 5, Lot 32, Persiaran Kuda Lari, Country Heights Kajang 43000, Malaysia Timothy Charles Seitz 1250 Germano Way, Pleasanton, California, USA, USA Lim Mei Choo 85 Jalan Loo Hong Joon, Pandan, 81100 Johor Bahru, Malaysia Man Kiow Chan Kan Cheong 63A Lees Street, Curepipe, Mauritius Tommy Lo Seen Chong 62 Reverend Lebrun Street, Beau Bassin, Mauritius 11.4 Alternate Directors Any Director may at any time by writing under his hand and deposited at the Registered Office or by telefax, telex or by cable sent to the Secretary appoint any person to be his Alternate Director and may in like manner at any time terminate such appointment. Any appointment or removal by telefax, telex or cable shall be confirmed as soon as possible by letter, but may be acted upon by the Company meanwhile.

3 12. POWERS AND DUTIES OF DIRECTORS 12.1 Borrowing Powers General Power to Borrow The Directors may exercise all powers of the Company to borrow or raise or secure the payment of money or the performances or satisfaction by the Company of any obligation or liability and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue mortgages, charges, bonds, notes and other securities and other instrument whether outright or as security, for any debt liability or obligation of the Company or of any third party. Such power shall however be exercised, where appropriate, after compliance with Section 143 of the Compliances Act 2001. 12.2 Overseas Seal and Branch Registers 12.2.1 The Company may exercise the powers conferred by the Companies Act 2001 with regard to having an official seal for use abroad, and those powers shall be vested in the Directors. 12.2.2 The Company may exercise the powers conferred by the Companies Act 2001 relating to the keeping of branch registers and the Directors may (subject to the provisions of that Section) make and vary such regulations as they think fit regarding the keeping of any such branch register. 12.3 Common Seal The Directors or Secretary shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors in that behalf, and every instrument to which the Seal shall be affixed shall (subject to the provisions of these Articles as to certificates for shares) be signed by a Director. 12.4 Management of Company 12.4.1 Business of the Company The business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting or registering the Company and who may exercise all such powers of the Company as are not, by the Companies Act 2001 or by this Constitution, required to be exercised by the Company in general meeting, subject, nevertheless, to any of the Clauses of this Constitution and to the provisions of the Companies Act 2001 12.4.2 Signature of Cheques and Bills (i) Negotiable instruments and cheques paid out All bills of exchange, promissory notes or other negotiable instruments shall be accepted, made, drawn or endorsed for and on behalf of the Company and all cheques or orders for payment shall be signed either by TWO Directors or by such other person or persons as the Directors may from time to time appoint. (ii) Endorsement of negotiable instruments and cheques paid in Cheques or other negotiable instruments paid to the Company’s bankers for collection and requiring the endorsement of the Company may be endorsed on its behalf by ONE Director or by the Secretary or by such other Officer as the Directors may from time to time appoint.

4 (iii) Banking All monies belonging to the Company shall be paid to such bankers as the Directors shall from time to time in writing or by Resolution of the Directors appoint and all receipts for money paid to the Company shall be signed by ONE Director or by the Secretary or such other Officer as aforesaid and such receipt shall be an effectual discharge for the money therein stated to be received. (iv) Legal domicile FOR the execution of these presents, legal domicile is elected at the place of residence of the parties situate as aforesaid. 12.5 Directors to cause Minutes to be kept The Directors shall cause minutes to be made in books provided for the purpose of: 12.5.1 All appointments of Officers made by the Directors; 12.5.2 All the names of the Directors present at each meeting of the Directors and of any committee of the Directors; 12.5.3 All resolutions and proceedings at all meetings of the Company, and of the Directors, and of committees of Directors. Such minutes shall be signed by the Chairman of that meeting or of the meeting at which they are approved. Any minutes of any meeting of the Company or of the Directors or of any committee, purporting to be signed by the Chairman of such meeting or of the meeting at which they are approved, shall be receivable in all courts, and by any person authorized to take evidence as prima facie of the matters stated in such minutes. 12.6 Indemnity Subject to the provisions of the Companies Act 2001, and any other statute for the time being in force, every Director or other Officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other Officer shall be liable for any loss, damage or misfortune which may happen to, or be incurred by the Company in the execution of his office, or in relation thereto. 12.7 Meetings of the Board of Directors Meetings of the Board of Directors may be held by physical attendance of Directors, by telephonic meeting, or by written proxy or consent. 12.8 Teleconference meeting of Directors Power to meet by telephone For the purpose of this Constitution the contemporaneous linking together by telephone of a number of Directors not less than the quorum provided in Clause 11.1, whether or not any one or more of the Directors is out of Mauritius, shall be deemed to constitute a meeting of the Directors and shall apply to such meetings so long as the following conditions are met:- (i) All the Directors for the time being entitled to receive notice of the meeting of the Directors (including any alternate for any Director for the time being unable to act as Director or absent from Mauritius) shall be entitled to notice

5 of a meeting by telephone and to be linked by telephone for the purpose of such meeting. Notice of any such meeting may be given by telephone; (ii) Each of the Directors taking part in the meeting by telephone must throughout the meeting be able to hear each of the other Directors taking part; (iii) At the commencement of the meeting each Director must acknowledge his presence for the purpose of a meeting of the Directors of the Company to all the other Directors taking part. 12.9 Resolutions in Writing A resolution in writing signed by all the Directors for the time being shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors. Provided, however, that, when a Director has appointed an Alternate Director, the Director or (in lieu of the Director) his Alternate may sign. The expressions "in writing" and "signed" include approval by any such Director by telefax or any form of electronic communication approved by the Directors for such purpose from time to time, which incorporates, as the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors. 13. SECRETARY 13.1 Appointment The Secretary shall be appointed by the Directors for such term at such remuneration and upon such conditions as they may think fit. 13.2 Restriction Any provision of the Companies Act 2001 or this Constitution requiring or authorizing a thing to be done by or to a Director and the Secretary, shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary. 13.3 Joint Secretaries If the Directors think fit, two or more persons may be appointed as Joint Secretaries. 13.4 Removal Any Secretary or Joint Secretary may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. 14. DIVIDENDS AND RESERVES 14.1 Declaration of Dividends 14.1.1 The Directors may by resolution declare a dividend but no dividend shall be declared and paid except out of profits and unless the Directors determine that immediately after the payment of the dividend: (a) the Company will be able to satisfy the solvency test in accordance with Section 6 of the Companies Act, 2001; and (b) the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital. 14.1.2 Dividends may be declared and paid in money, shares or other property.

6 14.2 Computation of Profits In computing the profits for the purpose of resolving to declare and pay a dividend, the Directors may include in their computation the net unrealized appreciation of the assets of the Company. 14.3 Interim Dividends The Directors may from time to time pay to the Members such interim dividends as appear to the Directors to be justified by the surplus of the Company. 14.4 Entitlement to Dividends 13.4.1 Subject to the rights of holders of shares entitled to special rights as to dividends, all dividends shall be declared and paid according to the par value of the shares in issue at the date of declaration of the dividend. 13.4.2 If several persons are registered as joint holders of any share, any of them may give effectual receipt for any dividend or other monies payable on or in respect of the share. 14.5 Reserves The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit. 14.6 Notice of Dividends Notice of any dividend that may have been declared shall be given to each Member in manner hereinafter mentioned and all dividends unclaimed for three years after having been declared may be forfeited by the Directors for the benefit of the Company. 14.7 Interest on Dividends No dividend shall bear interest against the Company. 15. SHARE CERTIFICATES The certificate of title to shares in the capital of the Company shall be issued under Seal in such form as the Directors shall from time to time prescribe and shall bear the autographic or facsimile signatures of at least one Director and the Secretary or some other person appointed by the Directors, and shall specify the number and class of shares to which it relates and the amounts paid thereon. The facsimile signatures may be reproduced by mechanical or other means approved by the Directors. 16. AUTHENTICATION OF DOCUMENTS 16.1 Power to authenticate documents Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company, any resolutions passed by the Company or the Directors and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are kept elsewhere than at the

7 Registered Office, the local manager or other Officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors and having the powers to authenticate the aforesaid. 16.2 Certified copies of resolution of the Directors A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of Directors which is certified as such in accordance with the provisions of the last preceding Clause shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors. 17. NOTICES 17.1 A notice may be given by the Company to any Member, either personally or by sending it by post or facsimile or telex to him at his registered address or to the address supplied by him to the Company for the giving of notices to him. 17.2 Any notice, if served by post, shall be deemed to have been served on the second day after which it was posted and in providing such service it shall be sufficient to prove that the notice was properly addressed and posted. 17.3 A notice may be given by the Company to the joint holders of a share by giving notice to the joint holder named first in the register in respect of the share. 17.4 A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address supplied for the purpose by the persons claiming to be so entitled or (until such an address has been supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy has not occurred. 17.5 Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened. 17.6 Notice of every general meeting shall be given in any manner hereinbefore authorised to: (a) every Member; (b) every person upon whom the ownership of a share devolves by reason of his being a legal representative or a trustee in bankruptcy of a Member; (c) each Director of the Company; (d) such other person as the Directors shall at any time to time determine 18. PRE-EMPTIVE RIGHTS The provisions relating to pre-emptive rights to new issue of shares under Section 55 of the Companies Act shall not apply to the Company.

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